Exhibit 23
                                                                      ----------


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated June 23, 2005, accompanying the financial statements and supplemental schedules in the Annual Report of Capital Bank 401(k) Retirement Plan on Form 11-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Capital Bank Corporation on Form S-8 (File No. 333-76919, effective April 23, 1999 as amended January 28, 2003, File No. 333-42628, effective July 31, 2000, File No. 333-82602, effective February 12, 2002, File No. 333-102774, effective January 28, 2003 and File No. 333-125195, effective May 24, 2005).

/s/ GRANT THORNTON LLP

Raleigh, North Carolina
June 23, 2005

                                                                      Exhibit 23
                                                                      ----------


            Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-76919, 333-42628, 333-82602, 333-102774
and 333-125195) of Capital Bank Corporation of our report dated September 13, 2004 relating to the financial statement of the Capital Bank 401(k) Retirement Plan which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
June 24, 2005


                                      B-2